Exhibit 4.2

EXECUTION VERSION

SUPPLEMENTAL INDENTURE NO. 1

Dated as of May 14, 2026

to

INDENTURE

Dated as of May 14, 2026

4.750% SENIOR NOTES DUE 2031

5.250% Senior Notes due 2036

FORTIVE CORPORATION

as Issuer

TRUIST BANK

as Trustee

TABLE OF CONTENTS

	ARTICLE 1
	DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.	Relationship with Base Indenture	1
Section 1.02.	Definitions	2
Section 1.03.	Rules of Construction	5

	ARTICLE 2
	THE NOTES

Section 2.01.	Form and Dating	6
Section 2.02.	Issuance of Additional Notes	7
Section 2.03.	[Reserved]	7
Section 2.04.	Certificated Notes	7

	ARTICLE 3
	REDEMPTION AND PREPAYMENT

Section 3.01.	Notice of Redemption; Selection of Notes	8
Section 3.02.	Notes Redeemed in Part	9
Section 3.03.	Optional Redemption	9
Section 3.04.	[Reserved]	9
Section 3.05.	[Reserved]	9

	ARTICLE 4
	PARTICULAR COVENANTS

Section 4.01.	Offer to Repurchase Upon Change of Control Triggering Event	10

	ARTICLE 5
	MISCELLANEOUS

Section 5.01.	[Reserved]	11
Section 5.02.	Trust Indenture Act Controls	11
Section 5.03.	Governing Law; Waiver of Jury Trial	11
Section 5.04.	Successors	12
Section 5.05.	Severability	12
Section 5.06.	Counterpart Originals	12
Section 5.07.	Table of Contents, Headings, Etc.	12
Section 5.08.	Concerning the Trustee	12

i

SUPPLEMENTAL INDENTURE NO. 1 (as amended, supplemented or otherwise modified from time to time in accordance with the Base Indenture and the terms hereof, this “Supplemental Indenture”), dated as of May 14, 2026, between Fortive Corporation, a Delaware corporation (the “Issuer”), and Truist Bank, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of May 14, 2026 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”), providing for the issuance from time to time of one or more series of the Issuer’s unsecured debentures, notes or other evidences of indebtedness;

WHEREAS, the Issuer desires and has requested the Trustee pursuant to Section 8.01 of the Base Indenture to join with it in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture as and to the extent set forth herein to provide for the issuance and the terms of the Notes (as defined below);

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by a Board Resolution of the Board of Directors of the Issuer; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery hereof have been in all respects duly authorized by the parties hereto;

NOW, THEREFORE, the Issuer and the Trustee mutually covenant and agree for the benefit of each other and for the equal and proportionate benefit of the Holders (as defined herein) of the Issuer’s 4.750% Senior Notes due 2031 (the “2031 Notes”) and 5.250% Senior Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Notes”) as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Relationship with Base Indenture. The terms and provisions contained in the Base Indenture (including Articles 3, 5 and 9 of the Base Indenture) will constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture will govern and be controlling in respect of the Notes. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

Section 1.02. Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Base Indenture. The following terms have the meanings given to them in this Section 1.02:

“2031 Notes” has the meaning set forth in the recitals to this Supplemental Indenture.

“2036 Notes” has the meaning set forth in the recitals to this Supplemental Indenture.

“2031 Notes Par Call Date” has the meaning assigned to such term in Section 3.03 hereof.

“2036 Notes Par Call Date” has the meaning assigned to such term in Section 3.03 hereof.

“Additional Notes” has the meaning assigned to such term in Section 2.02 hereof.

“Base Indenture” has the meaning set forth in the recitals to this Supplemental Indenture.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Business Day” means any day, other than a Saturday or Sunday and that, in the City of New York, is not a day on which banking institutions are generally authorized or obligated by law or executive order to close. If any interest payment date, maturity date or earlier redemption date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue or otherwise accumulate on such payment for the intervening period.

“Change of Control” means the occurrence of any of the following:

(1)            the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than (a) the Issuer or one of its Subsidiaries or (b) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Issuer’s Voting Stock or other Voting Stock into which its Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or

(2)            the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Issuer’s assets and the assets of the Issuer’s subsidiaries taken as a whole, to any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than the Issuer or one of its subsidiaries).

Notwithstanding the foregoing, (1) a transaction will not be deemed to involve a Change of Control if (A) the Issuer becomes a direct or indirect wholly-owned Subsidiary of a holding company and (B)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Offer” has the meaning assigned to such term in Section 4.01 hereof.

“Change of Control Payment” has the meaning assigned to such term in Section 4.01 hereof.

“Change of Control Payment Date” has the meaning assigned to such term in Section 4.01 hereof.

“Change of Control Triggering Event” has the meaning assigned to such term in Section 4.01 hereof.

“Depositary” means, with respect to the Notes issued under this Supplemental Indenture, DTC, or any successor entity thereto.

“DTC” means The Depository Trust Company.

“Global Notes” means, individually and collectively, the Global Notes, in the forms of Exhibits A and B hereto issued in accordance with Section 2.01 hereof.

“Holder” means a person in whose name a Note is registered.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture, governing the Notes, together, as amended, supplemented or restated from time to time.

“Initial Notes” means the first $600,000,000 aggregate principal amount of the 2031 Notes and the first $500,000,000 aggregate principal amount of the 2036 Notes issued under this Supplemental Indenture on the date hereof.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

“Issuer” has the meaning set forth in the preamble hereof.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Notes” has the meaning set forth in the recitals to this Supplemental Indenture.

“Par Call Date” has the meaning assigned to such term in Section 3.03 hereof.

“Paying Agent” means Truist Bank.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the applicable series of the Notes or fails to make a rating of the applicable series of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer (as certified by a resolution of the Issuer’s Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Ratings Event” means the rating on the applicable series of Notes is lowered by each of the Rating Agencies and such series of Notes is rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the applicable series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control; provided, however, that a Ratings Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Issuer’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Event).

“S&P” means S&P Global Ratings Services (a division of S&P Global Inc.), and its successors.

“Supplemental Indenture” has the meaning set forth in the preamble hereof.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs:

(a)  The Treasury Rate applicable to the redemption of Notes of a series shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.

(b)  If on the third business day preceding the applicable redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” has the meaning set forth in the preamble hereof.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.03. Rules of Construction. The provisions of Section 1.02 (Rules of Construction) of the Base Indenture shall apply to this Supplemental Indenture, mutatis mutandis.

ARTICLE 2
THE NOTES

Section 2.01. Form and Dating. (a) In accordance with Sections 2.01 and 2.03 of the Base Indenture, the Issuer hereby creates the Notes as a separate series of its Securities issued pursuant to the Base Indenture. The Notes and the Trustee’s certificate of authentication included thereon will be substantially in the form of Exhibit A with respect to the 2031 Notes and Exhibit B with respect to the 2036 Notes. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. Each series of the Notes will initially be issued in the form of one or more registered Global Securities, without coupons, in minimum denominations of $2,000 with integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of this Supplemental Indenture or any Note conflicts with the express provisions of the Base Indenture, the provisions of this Supplemental Indenture or the Notes, as the case may be, will govern and be controlling.

(b) Each series of the Notes issued in global form will be substantially in the form of Exhibit A or Exhibit B, as applicable, attached hereto. Each Global Note will represent such of the outstanding Notes of such series as will be specified therein and each will provide that it will represent the aggregate principal amount of outstanding Notes of such series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of such series represented thereby will be made by the Trustee or the custodian of the Notes, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof. The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes of each series.

(c) The Notes shall not be exchangeable for or convertible into the Common Stock of the Issuer or any other security.

(d) The following legends will appear on the face of all Global Notes issued under this Supplemental Indenture.

“THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

Section 2.02. Issuance of Additional Notes. The Issuer will be entitled, upon delivery to the Trustee of an Issuer Order, Officer’s Certificate and an Opinion of Counsel, to issue Additional Notes of any series issued under this Supplemental Indenture which will have identical terms as the relevant Initial Notes issued on the date hereof, other than with respect to the date of issuance, the issue price and, in some cases, the first interest payment date (“Additional Notes”); provided that the Issuer is in compliance with the covenants contained in this Supplemental Indenture and the Base Indenture. Each series of the Initial Notes issued on the date hereof and any Additional Notes of the same series issued will be treated as a single class for all purposes under this Supplemental Indenture; provided that, if any such Additional Notes subsequently issued are not fungible for U.S. federal income tax purposes with the Initial Notes of the same series previously issued, such Additional Notes shall be issued under a separate CUSIP, ISIN and/or any other identifying number, but shall otherwise be treated as a single class with the relevant Initial Notes issued under this Supplemental Indenture.

With respect to any Additional Notes, the Issuer shall provide to the Trustee Board Resolutions and an Officer’s Certificate which shall contain the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Supplemental Indenture; and

(b) the issue price, the issue date, the initial interest payment date and the CUSIP number and/or ISIN of such Additional Notes.

Section 2.03. [Reserved.]

Section 2.04. Certificated Notes. If DTC is at any time unwilling, unable or no longer qualified to continue as Depositary, and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue Notes of like tenor in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof, in definitive form in exchange for an applicable registered Global Note that had been held by the Depositary. Any Notes issued in definitive form in exchange for a registered Global Note will be registered in the name or names that the Depositary gives to the Trustee or other relevant agent of the Trustee. It is expected that the Depositary’s instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in the applicable registered Global Note that had been held by the Depositary. In addition, if (x) there has occurred and is continuing an Event of Default with respect to the Notes or (y) the Issuer, at its option, notifies the Trustee in writing that the Notes shall no longer be represented by a Global Note and it is electing to cause the issuance of certificated Notes, the Issuer may at any time issue Notes in definitive form in exchange for such Global Note pursuant to the procedure described above.

Payments (including principal, premium and interest) with respect to certificated Notes will be made by the Paying Agent and transfers with respect to certificated Notes may be made at the office or agency of the Security Registrar. The Issuer may also choose to pay interest by check mailed to the Holders thereof at the respective addresses set forth in the register of Holders of the Notes (maintained by the Security Registrar); provided that all payments (including principal, premium and interest) on certificated Notes, for which the Holders thereof have given wire transfer instructions, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01. Notice of Redemption; Selection of Notes. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of the applicable series of Notes to be redeemed setting forth the information to be stated in such notice as provided in Article 12 of the Base Indenture and may, at the Issuer’s discretion, be subject to one or more conditions precedent including any related Change of Control or other corporate transactions. In addition, if such redemption is subject to the satisfaction of one or more conditions precedent, the related notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived (provided that in no event shall such redemption date be delayed to a date later than 60 days after the date on which such notice was transmitted), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed. If less than all of the applicable series of Notes are to be redeemed, selection of the applicable series of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair and in accordance with the procedures of DTC. If any Note of any series is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount of the applicable Note to be redeemed. A new Note of any series in a principal amount equal to the unredeemed portion of the applicable Note will be issued in the name of the Holder of such Note upon surrender for cancellation of such original Note. For so long as any series of Notes are held by DTC (or another Depositary), the redemption of such series of Notes shall be done in accordance with the policies and procedures of the Depositary.

Section 3.02. Notes Redeemed in Part. No Notes of any series of a principal amount of $2,000 or less may be redeemed in part.

Section 3.03. Optional Redemption. (a) Prior to April 15, 2031, in the case of the 2031 Notes (one month prior to the maturity date of the 2031 Notes) (the “2031 Notes Par Call Date”), and prior to February 15, 2036, in the case of the 2036 Notes (three months prior to the maturity date of the 2036 Notes) (the “2036 Notes Par Call Date” and, together with the 2031 Notes Par Call Date, the “Par Call Dates” and each, a “Par Call Date”), the Issuer may redeem the applicable series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the applicable Treasury Rate plus 15 basis points with respect to the 2031 Notes and 15 basis points with respect to the 2036 Notes, in each case, less (b) interest accrued to, but not including, the redemption date; and

(2)100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

(b) On or after the applicable Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

(c) Prior to the redemption date, the Issuer will deliver or cause to be delivered to the Trustee (i) an Officer’s Certificate or Opinion of Counsel stating that the conditions precedent to the Issuer’s right to so redeem have occurred and (ii) an Officer’s Certificate setting forth the redemption price, showing the calculation in reasonable detail. The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Section 3.04. [Reserved]

Section 3.05. [Reserved]

ARTICLE 4
PARTICULAR COVENANTS

The covenant set forth in this Article 4 shall be applicable to the Issuer in addition to the covenants in Article 3 of the Base Indenture, which shall in all respects be applicable in respect of the Notes.

Section 4.01. Offer to Repurchase Upon Change of Control Triggering Event. (a) If a Change of Control Triggering Event occurs, unless, with respect to any series of Notes, the Issuer has exercised its option to redeem such series of Notes pursuant to Section 3.03, Holders of each series of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Notes. In the Change of Control Offer, the Issuer will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, or, at the Issuer’s option, prior to the date of the consummation of any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Issuer shall mail a notice to Holders of each applicable series of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date shall be no earlier than 10 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Notes and described in such notice. The notice shall, if mailed prior to the date of the consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. The Issuer must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 or the Change of Control Triggering Event provisions of the Notes by virtue of any such conflicts.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event. No Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

(b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with a paying agent appointed by the Issuer in connection with a Change of Control Offer an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(c) The paying agent appointed by the Issuer in connection with a Change of Control Offer will promptly pay to each Holder of Notes of each applicable series properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate (or cause to be transferred by book-entry) a new Note of such series equal in principal amount to any unpurchased portion of any Notes of such series surrendered; provided that each new Note will be in a principal amount of equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(d) Notwithstanding anything to the contrary in this Section 4.01, the Issuer will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party repurchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

(e) The Issuer shall not purchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Base Indenture or this Supplemental Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

ARTICLE 5
MISCELLANEOUS

Section 5.01. [Reserved]

Section 5.02. Trust Indenture Act Controls. This Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act of 1939 that are required to be part of and to govern indentures qualified under the Trust Indenture Act of 1939.

Section 5.03. Governing Law; Waiver of Jury Trial. This Supplemental Indenture and the Notes are governed by and construed in accordance with the laws of the State of New York.

EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Each of the parties hereto agrees that any legal action or proceeding with respect to or arising out of this Supplemental Indenture may be brought in or removed to the courts of the State of New York or of the United States of America, in each case located in the borough of Manhattan, the City of New York. By execution and delivery of this Supplemental Indenture, each of the parties hereto accepts, for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each of the parties hereto, other than the Trustee, irrevocably consents to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction. Each of the parties hereto hereby waives any right to stay or dismiss any action or proceeding under or in connection with this Supplemental Indenture brought before the foregoing courts on the basis of forum non-conveniens.

Section 5.04. Successors. All agreements of the Issuer in this Supplemental Indenture and the Notes will bind its successors. All agreements of the Trustee in this Supplemental Indenture will bind its successors.

Section 5.05. Severability. In case any provision in this Supplemental Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 5.06. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by facsimile or other electronic imaging means (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

Section 5.07. Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 5.08. Concerning the Trustee. The rights, privileges, protections, immunities and benefits given to the Trustee under the Base Indenture, including, without limitation, its right to be indemnified, are hereby incorporated herein as if set forth herein in full. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

FORTIVE CORPORATION

By:	/s/ Rajesh Yadava
Name: Rajesh Yadava
Title: Vice President and Treasurer

[Signature Page to Supplemental Indenture No. 1]

TRUIST BANK, AS TRUSTEE

By:	/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President

[Signature Page to Supplemental Indenture No. 1]

Exhibit A

[FORM OF] FACE OF NOTE

[GLOBAL SECURITY LEGEND]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

4.750% SENIOR NOTE DUE 2031

FORTIVE CORPORATION

CUSIP No. 34959J AN8

ISIN US34959JAN81

No. [●]	$[●]

Interest. FORTIVE CORPORATION, a Delaware corporation (herein called the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [●] United States Dollars ($[●]), as revised by the Schedule of Increases or Decreases attached hereto, on May 15, 2031 and to pay interest thereon from May 14, 2026 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 2026, at the rate of 4.750% per annum, until the principal hereof is paid or made available for payment. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant record date for such interest, which shall be the May 1 and November 1, as the case may be, next preceding such interest payment date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: May 14, 2026

FORTIVE CORPORATION

By:
Name:
Title:

3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication: May 14, 2026

TRUIST BANK, AS TRUSTEE

By:
Authorized Signatory

4

[FORM OF] REVERSE OF NOTE

4.750% Senior Notes due 2031

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)  PAYING AGENT AND SECURITY REGISTRAR. Initially, Truist Bank will act as Paying Agent and Truist Bank will act as Security Registrar. The Issuer may change the Paying Agent or Security Registrar without prior notice to the Holders of the Notes. The Issuer or any of its Subsidiaries may act as Paying Agent or Security Registrar.

(2)  INDENTURE. The Issuer issued the Notes under an Indenture dated as of May 14, 2026 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 1, dated as of May 14, 2026 (the “Supplemental Indenture” and, the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(3)  OPTIONAL REDEMPTION. The Notes are subject to optional redemption by the Issuer as provided in Article 3 of the Supplemental Indenture.

(4)  MANDATORY REDEMPTION. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(5)  OFFER TO REPURCHASE UPON CHANGE OF CONTROL TRIGGERING EVENT. Upon the occurrence of a Change of Control Triggering Event, the Issuer will be required to make an offer to repurchase the Notes as provided in Section 4.01 of the Supplemental Indenture.

(6) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

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(7)  PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(8)  AMENDMENT, SUPPLEMENT AND WAIVER. The Notes are subject to the amendment, supplement and waiver provisions set forth in Article 8 and Section 5.10 of the Base Indenture.

(9)  DEFAULTS AND REMEDIES. The Events of Default and remedies of the Holders pertaining to the Notes are set forth in Article 5 of the Indenture.

(10) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its affiliates, and may otherwise deal with the Issuer or its affiliates, as if it were not the Trustee.

(11) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer, as such, will have any liability for any obligations of the Issuer under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(12) AUTHENTICATION. This Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(13) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(14) CUSIP NUMBERS/ISIN. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers and ISINs to be printed on the Notes, and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(15) GOVERNING LAW. THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*   Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

7

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Note have been made:

Date of Exchange	Amount of increase in Principal of this Note	Amount of decrease in Principal of this Note	Principal of this Note following each decrease or increase	Signature of authorized signatory of Trustee

8

FORM OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.01 (Change of Control) of the Supplemental Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.01 of the Supplemental Indenture, state the amount:

$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

9

Exhibit B

[FORM OF] FACE OF NOTE

[GLOBAL SECURITY LEGEND]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

5.250% SENIOR NOTE DUE 2036

FORTIVE CORPORATION

CUSIP No. 34959J AP3

ISIN US34959JAP30

No. [●]	$[●]

Interest. FORTIVE CORPORATION, a Delaware corporation (herein called the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [●] United States Dollars ($[●]), as revised by the Schedule of Increases or Decreases attached hereto, on May 15, 2036 and to pay interest thereon from May 14, 2026 or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 2026, at the rate of 5.250% per annum, until the principal hereof is paid or made available for payment. Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Method of Payment. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture (as defined on the reverse hereof), be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant record date for such interest, which shall be the May 1 and November 1, as the case may be, next preceding such interest payment date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Authentication. Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: May 14, 2026

FORTIVE CORPORATION

By:
Name:
Title:

3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication: May 14, 2026

TRUIST BANK, AS TRUSTEE

By:
Authorized Signatory

4

[FORM OF] REVERSE OF NOTE

5.250% Senior Notes due 2036

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)  PAYING AGENT AND SECURITY REGISTRAR. Initially, Truist Bank will act as Paying Agent and Truist Bank will act as Security Registrar. The Issuer may change the Paying Agent or Security Registrar without prior notice to the Holders of the Notes. The Issuer or any of its Subsidiaries may act as Paying Agent or Security Registrar.

(2)  INDENTURE. The Issuer issued the Notes under an Indenture dated as of May 14, 2026 (the “Base Indenture”), as supplemented by Supplemental Indenture No. 1, dated as of May 14, 2026 (the “Supplemental Indenture” and, the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(3)  OPTIONAL REDEMPTION. The Notes are subject to optional redemption by the Issuer as provided in Article 3 of the Supplemental Indenture.

(4)  MANDATORY REDEMPTION. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(5)  OFFER TO REPURCHASE UPON CHANGE OF CONTROL TRIGGERING EVENT. Upon the occurrence of a Change of Control Triggering Event, the Issuer will be required to make an offer to repurchase the Notes as provided in Section 4.01 of the Supplemental Indenture.

(6) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

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(7)  PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(8)  AMENDMENT, SUPPLEMENT AND WAIVER. The Notes are subject to the amendment, supplement and waiver provisions set forth in Article 8 and Section 5.10 of the Base Indenture.

(9)  DEFAULTS AND REMEDIES. The Events of Default and remedies of the Holders pertaining to the Notes are set forth in Article 5 of the Indenture.

(10) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its affiliates, and may otherwise deal with the Issuer or its affiliates, as if it were not the Trustee.

(11) NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuer, as such, will have any liability for any obligations of the Issuer under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

(12) AUTHENTICATION. This Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(13) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(14) CUSIP NUMBERS/ISIN. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers and ISINs to be printed on the Notes, and the Trustee may use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(15) GOVERNING LAW. THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*   Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

7

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Note have been made:

Date of Exchange	Amount of increase in Principal of this Note	Amount of decrease in Principal of this Note	Principal of this Note following each decrease or increase	Signature of authorized signatory of Trustee

8

FORM OPTION OF HOLDER TO ELECT REPURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.01 (Change of Control) of the Supplemental Indenture, check the box:

☐

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.01 of the Supplemental Indenture, state the amount:

$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

9